EXHIBIT 99.1
EXECUTION COPY
VOTING AGREEMENT
     This Voting Agreement (this “Agreement”) is dated as of September 15, 2005, among Premium Acquisition, Inc., a Delaware corporation (“Merger Co 1”), Mulberry Acquisition, Inc., a Delaware corporation (“Merger Co 2”), DLJMB IV First Merger Co Acquisition Inc., a Delaware corporation (“Merger Co 3,” and, together with Merger Co 1 and Merger Co 2, the “Merger Cos” and each, a “Merger Co”) and the Persons executing this Agreement as “Stockholders” on the signature page hereto (each, a “Stockholder” and collectively, the “Stockholders”).
RECITALS
     A. Simultaneously with the execution of this Agreement, (1) the Merger Cos and UICI, a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, as may be amended from time to time (the “Merger Agreement”), which provides, among other things, for the Merger of the Merger Cos with and into the Company, upon the terms and subject to the conditions set forth therein and (2) funds affiliated or managed by each of The Blackstone Group, DLJ Merchant Banking Partners IV, L.P. and Goldman, Sachs & Co. (collectively, the “Guarantors”) are providing guarantees (collectively, the “Limited Guarantee”) in favor of the Company with respect to certain obligations of the Merger Cos, in furtherance of the transactions contemplated by this Agreement.
     B. Each Stockholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, that number of Common Shares set forth below such Stockholder’s name on the signature page hereto.
     C. As an inducement to the Merger Cos entering into the Merger Agreement and incurring the obligations therein, the Merger Cos have required that each Stockholder enter into this Agreement.
     NOW THEREFORE, the parties hereto agree as follows:
I. CERTAIN DEFINITIONS
     1.1. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.
     1.2. Other Definitions. For the purposes of this Agreement:
     “Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).
     “Common Shares” has the meaning ascribed thereto in the Merger Agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Common Shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Common Shares and entitled to vote in respect of the matters contemplated by Article II.
     “Outside Date” means the date specified in Section 7.2(a) of the Merger Agreement, as such date may be extended pursuant to the Merger Agreement.
     “Knows” means, with respect to any particular Person, the actual knowledge of that Person, and for purposes of this Agreement, no such Person will have any obligation to make or have made an inquiry in respect of any matter.
     “Representative” means, with respect to any particular Person, any officer, director, employee, agent, consultant, advisor or other representative of such Person (including legal counsel, accountants and financial advisors).
     “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing.
II. AGREEMENT TO VOTE
     2.1. Agreement to Vote. Subject to the terms and conditions hereof, each Stockholder irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, and (c) the Outside Date (the “Expiration Time”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (x) appear at such meeting or otherwise cause its Owned Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote, or cause to be voted (including by written consent, if applicable), all of such Stockholder’s Common Shares Beneficially Owned by such Stockholder as of the relevant time (“Owned Shares”) (i) in favor of the adoption of the Merger Agreement (whether or not recommended by the Company Board) and the transactions contemplated thereby, (ii) against any Takeover Proposal (other than the Merger) or other proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger, (iii) against any action or agreement that such Stockholder Knows is intended to or has the purpose of breaching any representation, warranty, covenant or agreement of the Company under the Merger Agreement and (iv) against any action or agreement that such Stockholder Knows is intended to result in any condition to the consummation of the Merger set forth in Article VI of the Merger Agreement not being fulfilled.
     2.2. Additional Shares. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Merger Cos of the number of any new Common Shares with respect to which Beneficial Ownership is acquired by such Stockholder, if any, after the date hereof and before the Expiration Time. Any such Common Shares shall automatically become subject to the terms of this Agreement.
     2.3. Restrictions on Transfer, Etc. Except as provided for herein, each Stockholder agrees, from the date hereof until the Expiration Time, not to (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares other than (i) any

Transfer to members of such Stockholder’s immediate family, a family trust of such Stockholder or a charitable institution (each a “Permitted Transferee”), but only if, in each case, prior to the effectiveness of the Transfer, the Permitted Transferee of such Owned Shares agrees in writing to be bound by the terms hereof and notice of such Transfer, including the name and address of the Permitted Transferee, is delivered to the Merger Cos pursuant to Section 6.1 hereof or (ii) pursuant to open market regular way sales effected on the principal securities exchange on which Common Shares are then listed or admitted to trade in an amount not to exceed the number of Transferable Owned Shares specified on the signature page hereto; provided that with respect to Transfers pursuant to Section 2.3(a)(i), Transfers to minor children shall be to their legal custodians who have the capacity and authority to be bound by the terms hereof on behalf of such minor children; and provided, further, that with respect to Transfers pursuant to Section 2.3(a)(i), the assigning Stockholder shall remain jointly and severally liable for the breaches of any Permitted Transferees of the terms hereof or (b) grant any proxies with respect to such Stockholder’s Owned Shares, deposit such Stockholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of such Stockholder’s Owned Shares or otherwise restrict the ability of such Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Stockholder further agrees to authorize and request each of the Merger Cos and the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares other than the Owned Shares subject to transfer under Sections 2.3(a)(i) and 2.3(a)(ii) and that this Agreement places limits on the voting of the Owned Shares. If so requested by the Merger Cos, each Stockholder agrees that the certificates representing Owned Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2.4 of this Agreement, provided that the cost of placing such a legend on the certificates shall not be borne by any of the Stockholders.
     2.4. Proxies. Each Stockholder hereby revokes any and all previous proxies granted with respect to its Owned Shares. By entering into this Agreement, subject to the last sentence of this Section 2.4, each Stockholder hereby grants a proxy appointing the Merger Cos and each of its designees, and each of them individually, as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to be counted as present, vote, express consent or dissent, or otherwise to act on behalf of the Stockholder with respect to its Owned Shares in the manner contemplated by Section 2.1 as the Merger Cos or its proxy or substitute shall, in the Merger Cos’ sole discretion, deem proper with respect to its Owned Shares. The proxy granted by each Stockholder pursuant to this Section 2.4 is, subject to the last sentence of this Section 2.4, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the DGCL, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of the Merger Cos entering into this Agreement and the Merger Agreement. If any Stockholder fails for any reason to be counted as present, consent or vote such Stockholder’s Owned Shares in accordance with the requirements of Section 2.1 above (or anticipatorily breaches such section), then the Merger Cos shall have the right to cause to be present, consent or vote such Stockholder’s Owned Shares in accordance with the provisions of Section 2.1. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

III. REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties of Stockholders. Each Stockholder, severally and not jointly, represents and warrants to the Merger Cos as of the date of this Agreement (or, in the case of a Permitted Transferee, as of the date of the relevant Transfer) and as of the date of any meeting of the Company’s stockholders and as of the date of the execution of any written Stockholder consent or any proxy permitted under this Agreement or consented to by the Merger Cos, as follows:
          (a) Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder enforceable by the Merger Cos against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally or equitable principles relating to enforceability.
          (b) Such Stockholder is the record and Beneficial Owner, free and clear of any Liens (other than those arising under this Agreement or those set forth on Schedule 3.1) of the Owned Shares, which, as of the date hereof, are set forth below such Stockholder’s name on the signature page hereto and, except as provided in this Agreement, has full and unrestricted power to dispose of and vote all of, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, such Stockholder’s Owned Shares. The Owned Shares set forth below such Stockholder’s name on the signature page hereto constitute all of the capital stock of the Company that is Beneficially Owned by such Stockholder as of the date hereof other than Common Shares owned by charitable trusts and foundations of which such Stockholder is an Affiliate (the “Trusts”), which Common Shares owned by the Trusts shall not be considered Common Shares Beneficially Owned by such Stockholder for purposes of this Agreement, and, except for such Stockholder’s Owned Shares, the Owned Shares owned by the other Stockholders who are parties to this Agreement and Common Shares owned by the Trusts, such Stockholder and such Stockholder’s Affiliates do not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Common Shares or any securities convertible into Common Shares (including Company Stock Options).
          (c) Other than the filing by such Stockholder of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof (i) requires any consent or other Permit of, or filing with or notification to, any Governmental Entity or any other Person by such Stockholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets (including such Stockholder’s

Owned Shares) may be bound, (iii) violates any Order or Law applicable to such Stockholder or any of such Stockholder’s properties or assets (including such Stockholder’s Owned Shares), or (iv) results in a Lien upon any of such Stockholder’s properties or assets (including such Stockholder’s Owned Shares).
IV. ADDITIONAL COVENANTS OF STOCKHOLDERS
     4.1. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights of dissent from the Merger that such Stockholder may have.
     4.2. Disclosure. Each Stockholder, severally and not jointly, hereby authorizes the Merger Cos and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Company Proxy Statement such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s obligation under this Agreement, provided that such Stockholder is provided with a reasonable opportunity to review and comment on such disclosure.
     4.3. Non-Interference; Further Assurances. Each Stockholder, severally and not jointly, agrees that prior to the termination of this Agreement, such Stockholder shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement. Each Stockholder agrees to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by the Merger Cos to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.
     4.4. No Solicitation. Subject to Section 6.18, each Stockholder agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any Person (including any group) other than the Merger Cos or an Affiliate of any of the Merger Cos, which constitutes, or is reasonably likely to result in, a Takeover Proposal. If, prior to the Expiration Time, a Stockholder receives a proposal with respect to the sale of Common Shares in connection with a Takeover Proposal, then such Stockholder will promptly inform the Company and the Merger Cos of the identity of the Person making, and the material terms of, such proposal.
     4.5. Amendment to the Merger Agreement. Notwithstanding any other term of this Agreement, any Stockholder may terminate this Agreement as to such Stockholder in the event the Merger Agreement is amended in a manner that is materially adverse to the Stockholder or that results in any decrease in the per share amount of the Merger Consideration, unless a Stockholder agrees in writing to continue to be bound by the terms and conditions of this Agreement with respect to its Owned Shares from and after the date of such amendment, in which case this Agreement shall continue in full force and effect only with respect to the Owned Shares of such Stockholders who so agree. Any such termination shall be effective on the tenth business day after delivery of written termination notice by the terminating Stockholder to the Merger Cos.

     4.6. Covenant Relating to Limited Guarantee. Each Stockholder agrees that:
          (a) it shall not institute, either individually or in the name of or on behalf of the Company, any proceeding, or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against any Guarantor, any Guarantor Affiliate, any Released Party (as defined in the Limited Guarantee) or any Merger Co 1 Affiliate, Merger Co 2 Affiliate or Merger Co 3 Affiliate (each as defined in the Limited Guarantee), except for claims against a Guarantor (and solely to the extent of such Guarantor’s Guaranteed Obligations (as defined in the Limited Guarantee)) under the Limited Guarantee; and
          (b) (i) it shall not have any right of recovery under or in connection with the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto (other than such Stockholder’s right to receive the Merger Consideration if the Effective Time occurs), and to the extent that it has or obtains any such right, to the maximum extent permitted by law, it hereby waives each and every such right, against, and hereby releases, each of the Released Persons (as defined in the Limited Guarantee) from and with respect to any Released Claims (as defined in the Limited Guarantee), other than claims against a Guarantor pursuant to the Limited Guarantee up to such Guarantor’s Guaranteed Obligations (as defined in the Limited Guarantee) and (ii) recourse against a Guarantor under the Limited Guarantee (and solely to the extent of such Guarantor’s Guaranteed Obligations (as defined and set forth in the Limited Guarantee)) shall be the sole and exclusive remedy of such Stockholder against the Guarantor and each Released Person (as defined in the Limited Guarantee) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto.
V. TERMINATION
     5.1. Termination. This Agreement will terminate without further action at the Expiration Time, regardless of the circumstances.
     5.2. Effect of Termination. Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach.
VI. GENERAL
     6.1. Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (a) if to a Stockholder, to the address set forth below such Stockholder’s name on the signature page hereto, and (b) if to the Merger Cos, in accordance with Section 8.7 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (i) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (ii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.
     6.2. No Third Party Beneficiaries, Etc. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, or to make any Stockholder responsible for any of the Company’s obligations under the Merger Agreement.
     6.3. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.
     6.4. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.
     6.5. Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.
     6.6. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     6.7. Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.
     6.8. Amendments. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.
     6.9. Extension; Waiver. At any time prior to the Effective Time, the Merger Cos, on the one hand, and a Stockholder, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
     6.10. Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.
     6.11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.
     6.12. Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.
     6.13. Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
     6.14. Counterparts; Effectiveness; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement will become effective and binding upon each Stockholder when executed by such Stockholder and at least one of the Merger Cos. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
     6.15. Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.
     6.16. Submission to Jurisdiction. The parties to this Agreement (a) irrevocably submit to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.
     6.17. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.17.
     6.18. Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder’s capacity as the Beneficial Owner of such Stockholder’s Owned Shares and, notwithstanding anything herein to the contrary, nothing in this Agreement in any way restricts or limits any action taken by such Stockholder or any designee or related party of such Stockholder in his or her capacity as a director or officer of the Company or any of its Subsidiaries and the taking of any actions in his or her capacity as an officer or director of the Company will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.
     6.19. Action by Stockholder Representative Binding. Each of the Stockholders hereby agrees that any waiver, amendment or other action taken or approved in writing by the Person designated as the “Stockholder Representative” on the signature page hereto or, if he should die or become incapacitated, such Person designated by the Stockholders holding a majority of all Owned Shares owned as of a particular time by all Stockholders in respect of or under this Agreement, will be binding on all Stockholders. No such Person will have any liability to any other Stockholder by reason of any such action that applies by its terms equally (other than by nature of their relative ownership) to all Stockholders, or in respect of any failure to take any such action.
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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

PREMIUM ACQUISITION, INC.
By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Chief Executive Officer

MULBERRY ACQUISITION, INC.
By:	/s/ Adrian M. Jones
	Name:	Adrian M. Jones
	Title:	President

DLJMB IV FIRST MERGER CO ACQUISITION, INC.
By:	/s/ Kamil M. Salame
	Name:	Kamil M. Salame
	Title:	Managing Director

[Signature Page to Voting Agreement]

STOCKHOLDERS
Stockholder Representative:
Gladys M. Jensen
Name: Gladys M. Jensen
Signatory: /s/ Gladys M. Jensen
Owned Shares: 4,100,000
Transferable Owned Shares*: 100,000
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Gladys M. Jensen
Signatory: /s/ Gladys M. Jensen
Owned Shares: Any Shares Held by Reason of
Texas Community Property Laws
Transferable Owned Shares*: None
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Estate of Ronald L. Jensen

Signatory:
                    Independent Executor
Owned Shares: 3,846,528
Transferable Owned Shares*: None
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).
[Signature Page to Voting Agreement]

Names: Jeffrey J. Jensen and Lou Anne King
Jensen
Signatory: /s/ Jeffrey J. Jensen
Signatory: /s/ Lou Anne King Jensen
Owned Shares: 671,455
Transferable Owned Shares*: 67,146
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Julie J. Jensen
Signatory: /s/ Julie J. Jensen
Owned Shares: 413,006
Transferable Owned Shares*: 41,301
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Janet J. Jensen

Signatory: /s/ Janet J. Jensen
Owned Shares: 459,471
Transferable Owned Shares*: 45,948
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: James J. Jensen
Signatory: /s/ James J. Jensen
Owned Shares: 595,183
Transferable Owned Shares*: 59,519
Notice Address:
c/o JFO Group

*	Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

*	Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

*	Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

*	Number of Owned Shares subject to transfer under Section 2.3(a)(ii).
[Signature Page to Voting Agreement]

6500 Belt Line Road, Suite 200
Irving, TX 75063
Name: Jami J. Jensen
Signatory: /s/ Jami J. Jensen
Owned Shares: 200,000
Transferable Owned Shares*: 20,000
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: OUI, Inc.
Signatory: /s/ Jeffrey Jensen
Title: President
Owned Shares: 2,734,483
Transferable Owned Shares*: 273,449
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: FBO Trust
Signatory: /s/ Ann M. Belzner
Title: Trustee
Owned Shares: 5,570
Transferable Owned Shares*: 557
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Charles Meyer
Signatory: /s/ Ann M. Belzner
Title: Trustee
Owned Shares: 325
Transferable Owned Shares*: 33

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).
[Signature Page to Voting Agreement]

Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063
Name: Andrew Meyer
Signatory: /s/ Ann M. Belzner
Title: Trustee
Owned Shares: 325
Transferable Owned Shares*: 33
Notice Address:
c/o JFO Group
6500 Belt Line Road, Suite 170
Irving, TX 75063

* Number of Owned Shares subject to transfer under Section 2.3(a)(ii).
[Signature Page to Voting Agreement]

Schedule 3.1
3,796,722 shares of Common Shares have been pledged to Merrill Lynch by Ronald Jensen.
45,000 shares of Common Shares have been pledged to Texas Capital Bank by Ronald Jensen in order to guarantee a loan made to an employee of the Company.
180,670 shares of Common Shares have been pledged to UBS by Jami J. Jensen.